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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated
February 17, 2000, except for Note 11, as to which the date is              ,
2000, in the Registration Statement (Form S-1 No. 333-44030) and related Prospectus of Transmeta Corporation (a development stage company) for the registration of 14,950,000 shares of its common stock.

                                               ERNST & YOUNG LLP

Palo Alto, California
September 29, 2000

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     The foregoing consent is in the form that will be signed upon the reincorporation of company and upon effectiveness of the stock split as described in Note 11 to the consolidated financial statements.

                                             /s/ ERNST & YOUNG LLP

Palo Alto, California
September 29, 2000